                                                                    EXHIBIT 4.02



                         REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of March 17, 2000 (the "EFFECTIVE Date") by and between HNC SOFTWARE INC., a Delaware corporation ("HNC"), on the one hand, and the undersigned persons and entities listed on Exhibit A hereto (collectively, the "SECURITY HOLDERS" and each individually, a "SECURITY HOLDER") who have executed and delivered to HNC a counterpart signature page to this Agreement. The Security Holders were, immediately prior to the Effective Time of the Merger (as defined below) all of the stockholders and warrant holders of The Center for Adaptive Systems Applications, Inc., a Delaware corporation ("CASA"). Notwithstanding the fact that a Security Holder's name may be listed in Exhibit A hereto, no Security Holder will be a party to this Agreement, nor have any rights hereunder, unless and until such Security Holder executes and delivers to HNC a counterpart signature page to this Agreement.


                                 R E C I T A L S

         A. CASA, HNC and CASA Merger Corp., a Delaware corporation that is a wholly-owned subsidiary of HNC ("SUB"), have entered into an Agreement and Plan of Reorganization dated as of February 11, 2000, as amended by Amendment No. 1 thereto dated as of March 1, 2000 (the "PLAN"). Pursuant to the Plan, Sub is to be merged with and into CASA in a statutory merger (the "MERGER"), with CASA to be the surviving corporation of the Merger and thus to become a wholly-owned subsidiary of HNC. The date on which the Merger becomes effective shall be the Effective Date of this Agreement.

         B. As a condition precedent to the consummation of the Merger, the Plan provides that if shares of HNC Common Stock and HNC Warrants are issued in the Merger pursuant to a private placement as set forth in Section 2.10.1 of the Plan, then pursuant to Section 2.10.3 of the Plan the Security Holders who execute and deliver counterpart signature pages to this Agreement to HNC shall be granted certain Form S-3 registration rights with respect to the shares of HNC Common Stock that are issued to them in connection with the Merger pursuant to Section 2.1.2 of the Plan, and the shares of HNC Common Stock that are issuable upon the exercise of HNC Warrants that are issued to them in connection with the Merger pursuant to Section 2.5 of the Plan, all subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the facts stated in the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.       REGISTRATION RIGHTS

         1.1      CERTAIN DEFINITIONS.  For purposes of this Agreement:

                  (a) Securities Act. The term "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended, or any successor law.

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                  (b) Exchange Act. The term "EXCHANGE ACT" means the U.S.
Securities Exchange Act of 1934, as amended, or any successor law.

                  (c) Registration. The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                  (d) Registrable Securities. The term "REGISTRABLE SECURITIES" means: (i) the shares of HNC Common Stock (other than Escrow Shares) that are issued to the Security Holders in the Merger pursuant to Section 2.1.2 of the Plan upon the conversion in the Merger of the outstanding shares of CASA Common Stock that are owned and held by Security Holders immediately prior to the Effective Time; (ii) the shares of HNC Common Stock that are issued or issuable to Security Holders upon the exercise of any HNC Warrants that are issued to Security Holders in the Merger pursuant to Section 2.5 of the Plan upon the conversion in the Merger of CASA Warrants that are outstanding and owned and held by Security Holders immediately prior to the Effective Time; and (iii) any shares of HNC Common Stock that may be issued as a dividend or other distribution (including without limitation shares of HNC Common Stock issued in a subdivision and split of HNC's outstanding Common Stock) with respect to, or in exchange for, or in replacement of, shares of HNC Common Stock described in clause (i) or clause (ii) of this Section 1.1(d) or in this clause (iii); provided, however, that notwithstanding the foregoing, the term "Registrable Securities" shall not include any such shares described in clauses (i), (ii) and/or (iii) above that are: (v) Escrow Shares; (w) registered under the Securities Act other than pursuant to a registration statement filed pursuant to this Agreement; (x) sold by a person in a transaction in which rights under this Agreement with respect to such shares are not assigned in accordance with the terms of this Agreement; (y) sold pursuant to a registration statement filed pursuant to this Agreement; or (z) sold pursuant to Rule 144 promulgated under the Securities Act or otherwise sold to the public. Only shares of HNC Common Stock shall be Registrable Securities. Except as provided in clause (iii) of the first sentence of this Section 1.1(d), without limitation, the term "Registrable Securities" does not include any shares of HNC Common Stock that were not issued in connection with the Merger.

                  (e) Holder. The term "HOLDER" means: (i) a Security Holder who has executed and delivered to HNC a counterpart signature page to this Agreement and is the original holder of any Registrable Securities; (ii) any assignee of record of Registrable Securities that were originally held by a Security Holder meeting the conditions described in clause (i) of this Section 1.1(e) and to whom rights under this Agreement have been duly assigned in accordance with the provisions of this Agreement.

                  (f) SEC. The term "SEC" or the term "COMMISSION" means the U.S. Securities and Exchange Commission.

                  (g) Form S-3. The term "FORM S-3" means a registration statement filed under Form S-3 under the Securities Act, as such is in effect on the Effective Date, or any successor form of registration statement under the Securities Act subsequently adopted by the



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

SEC which permits inclusion or incorporation of a substantial amount of information by reference to other documents filed by HNC with the SEC.

                  (h) Rule 415. The term "RULE 415" means Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

                  (i) Defined Terms from Plan. Capitalized terms used in this Agreement but not defined in this Section 1 or elsewhere in this Agreement shall have the same meanings given to such terms in the Plan.

         1.2      FORM S-3 SHELF REGISTRATION.

                  (a) Filing and Registration Period. Subject to the terms and conditions of this Agreement, as promptly as reasonably practicable following the Effective Time of the Merger, and consistent with the requirements of applicable law, HNC shall prepare and file with the SEC a registration statement on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the then outstanding Registrable Securities (the "SHELF REGISTRATION"). HNC shall use its diligent efforts to have such Shelf Registration declared effective as soon as reasonably practicable after its filing and to keep the Shelf Registration continuously effective under the Securities Act for a continuous period of time (such period of time being hereinafter called the "REGISTRATION PERIOD") commencing on the date the Shelf Registration is declared effective under the Securities Act by the SEC (the "DATE OF EFFECTIVENESS") and ending on the date that is the first (1st) anniversary of the Effective Time of the Merger. HNC shall have no duty or obligation to keep the Shelf Registration (or any Subsequent Registration, as defined below) effective after the expiration of the Registration Period. Accordingly, the Security Holders acknowledge that the Registrable Securities will not be registered under the Securities Act (and that the Shelf Registration will be cancelled and withdrawn) beginning one (1) year after the Effective Time of the Merger.

                  (b) Limitations. Notwithstanding the provisions of Section 1.2(a) above, HNC shall not be obligated to effect any registration, qualification or compliance of Registrable Securities pursuant to Section 1.2 of this Agreement, and the Holders shall not be entitled to sell Registrable Securities pursuant to any registration statement filed under Section 1.2 of this Agreement, as applicable:

                           (i) if HNC ceases to be eligible to use Form S-3 for
such offering by the Holders; provided that HNC will use commercially reasonable diligent efforts to continue its eligibility to use Form S-3 during the Registration Period;

                           (ii) if Form S-3 does not then permit the
registration on such form of registration statement of an offering by the Holders of the type contemplated by this Agreement;



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                           (iii) if HNC is acquired and its Common Stock ceases
to be publicly traded;

                           (iv) in any particular jurisdiction in which HNC
would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless HNC is already subject to service of process in such jurisdiction;

                           (v) if the SEC refuses to declare such registration
effective due to the participation of any particular Holder in such registration (unless such Holder withdraws all such Holder's Registrable Securities from such registration statement); or

                           (vi) if the manner in which any Registrable
Securities are disposed of pursuant to the Shelf Registration (or Subsequent Registration, as applicable) is not included within the plan of distribution set forth in the prospectus for the Shelf Registration (or Subsequent Registration, as applicable); provided that the plan of distribution in the Shelf Registration (or Subsequent Registration as applicable) shall be in standard and customary form for non-underwritten re-sale offerings pursuant to registration statements on Form S-3.

                  (c) Subsequent Registration. If the Shelf Registration becomes effective under the Securities Act, and the Shelf Registration or a Subsequent Registration (as defined below) thereafter ceases to be effective for any reason at any time during the Registration Period, then HNC shall use its diligent efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall, within thirty (30) days of such cessation of effectiveness, file an amendment to the Shelf Registration seeking to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" registration statement pursuant to Rule 415 covering all of the then outstanding Registrable Securities (a "SUBSEQUENT REGISTRATION"). If a Subsequent Registration is filed, HNC shall use its diligent efforts to cause the Subsequent Registration to be declared effective as soon as practicable after such filing and to keep such registration statement continuously effective until the end of the Registration Period.

                  (d) Supplements and Amendments. Subject to the provisions of
Section 1.2(h) and Section 1.3, during the Registration Period HNC shall supplement and amend the Shelf Registration if, as and when required by the Securities Act, the rules and regulations promulgated thereunder or the rules, regulations or instructions applicable to the registration form used by HNC for such Shelf Registration.

                  (e) Timing and Manner of Sales. No sale of Registrable Securities pursuant to a Shelf Registration or a Subsequent Registration under this Section 1.2 may be made except during a "Permitted Window" (as defined in Section 1.2(h) below). In addition, any sale of Registrable Securities pursuant to a Shelf Registration or a Subsequent Registration under this Section 1.2 may only be made in accordance with the method or methods of distribution of such Registrable Securities that are described in the registration statement (which methods of distribution shall be in standard and customary form for non-underwritten re-sale offerings



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pursuant to registration statement on Form S-3) for the Shelf Registration (or
Subsequent Registration, as applicable) and permitted by such form of registration statement, which methods of distribution will be specified by the Holders in their Notice of Resale (as defined below). A Holder may also sell Registrable Securities in a bona fide private offering if the selling Holder provides HNC with a written opinion of counsel, satisfactory to counsel to HNC, that such offer and sale is an exempt transaction under the Securities Act and applicable state securities laws, complies with all requirements for such exemption(s) and is not made with use of the prospectus for the Shelf Registration (or Subsequent Registration, if applicable).

                  (f) No Underwritings. No sale of Registrable Securities under any Shelf Registration (or Subsequent Registration) effected pursuant to this
Section 1.2 may be effected pursuant to any underwritten offering without HNC's prior written consent, which may be withheld in HNC's sole and absolute discretion.

                  (g) Notice of Resale. Before any Holder may make any sale, transfer or other disposition of any Registrable Securities under the Shelf Registration (or a Subsequent Registration) during the Registration Period, a Holder or Holders who own at least a one-third (1/3) of the Registrable Securities then outstanding must first give written notice to HNC (a "NOTICE OF RESALE") of such Holder's or Holders' present intention to so sell, transfer or otherwise dispose of some or all of such Holder's or Holders' Registrable Securities, and the number of Registrable Securities such Holder or Holders propose(s) to so sell, transfer or otherwise dispose of. In addition, a Notice of Resale shall contain the information required to be included therein under
Section 1.2(h). No Notice of Resale may be given to HNC earlier than sixty (60) days after the last date on which a Notice of Resale was given to HNC.

                  (h)      Permitted Window; Sale Procedures.

                           (i) A "PERMITTED WINDOW" is a period of thirty (30)
consecutive calendar days commencing upon HNC's written notification to the Security Holders in response to a Notice of Resale that the prospectus contained in the Form S-3 registration statement filed pursuant to Section 1.2 of this Agreement is available to be used for resales of Registrable Securities pursuant to the Shelf Registration (or a Subsequent Registration, as applicable).

                           (ii) Before a Holder can make a sale of any
Registrable Securities pursuant to the Shelf Registration (or a Subsequent Registration), and in order to cause a Permitted Window to commence, such Holder must first give HNC a Notice of Resale indicating such Holder's intention to sell Registrable Securities pursuant to the Shelf Registration (or Subsequent Registration, as applicable) and such Holder's intended plan of distribution of such Registrable Securities (which must conform to the plan of distribution contained in the prospectus for the Shelf Registration (or Subsequent Registration, as applicable)).

                           (iii) Upon receipt of such Notice of Resale (unless a
Section 1.3 Certificate of HNC is delivered as provided in Section 1.3), HNC will give written notice to all Holders as soon as practicable, but in no event more than four (4) business days after HNC's



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receipt of such Notice of Resale that either: (A) the prospectus contained in the registration statement for the Shelf Registration (or Subsequent Registration, if applicable) is current (it being acknowledged that it may be necessary for HNC during this period to supplement the prospectus or make an appropriate filing under the Exchange Act so as to cause the prospectus to become current) and that the Permitted Window will commence on the date of such notice by HNC; or (B) HNC is required under the Securities Act and the regulations thereunder to amend the registration statement for the Shelf Registration (or Subsequent Registration, as applicable) in order to cause the prospectus to be current. In the event that HNC determines that an amendment to the registration statement is necessary as provided above, it will file and cause such amendment to become effective as soon as practicable; whereupon it will notify the Holders that the Permitted Window will then commence.

                           (iv) Subject to the provisions of clause (vi) and
Section 1.3(b) below, there will be no more than a maximum of three (3) Permitted Windows during the Registration Period and (unless HNC consents thereto in a writing signed by HNC) there will be at least a thirty (30) day interval between the end of any Permitted Window and the commencement of the next Permitted Window. HNC shall not be obligated to keep the registration statement for the Shelf Registration (or any Subsequent Registration) current during any period other than a Permitted Window.

                           (v) If, pursuant to Section 1.3(a), HNC postpones a
Permitted Window that has not commenced, and the Holders withdraw their Notice of Resale, then such withdrawal shall not count as a Permitted Window.

                           (vi) If pursuant to Section 1.3(b), HNC terminates a
Permitted Window after such Permitted Window has already commenced, then the Holders shall be entitled to an additional Permitted Window for the number of days as provided in Section 1.3(b).

                           (vii) The Holders may elect to withdraw a request for
registration pursuant to a Notice of Resale; provided however, that if HNC has commenced preparation of any supplement or amendment to the registration statement or any part thereof in response to such Notice of Resale prior to receiving written notice from the Holders' of the withdrawal of their request for registration, then the Holders who originally gave HNC such Notice of Resale will promptly reimburse HNC for its actual costs and expenses incurred in preparing and/or filing such supplement and/or amendment.

                  (i) Trading Window Compliance. The Holders acknowledge that HNC maintains an Insider Trading Compliance Program and an Insider Trading Policy, as such may be amended (the "HNC TRADING POLICY") and that the HNC Trading Policy requires that those directors, officers, employees and other persons whom HNC determines to be "Insiders" or "Access Personnel" or otherwise subject to the "trading window" and pre-clearance requirements of the HNC Trading Policy (and members of their immediate families and households) are permitted to effect trades in HNC securities: (i) only during those specified time periods ("TRADING WINDOWS") in which such persons are permitted to make sales, purchases or other



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trades in HNC's securities under the "trading window" provisions of the HNC
Trading Policy; and (ii) only after pre-clearance of such sales, purchases or other trades with HNC's Insider Trading Compliance Officer. If a Holder who is an employee of HNC or an affiliate of HNC is or becomes subject to the "trading window" and/or "pre-clearance" provisions of the HNC Trading Policy described above, then, notwithstanding anything herein to the contrary, such Holder may sell, transfer and dispose of Registrable Securities only during those trading windows during which such HNC "Insiders" or "Access Personnel" are permitted to effect trades in HNC stock under the HNC Trading Policy and only after pre-clearing such trades with HNC's Insider Trading Compliance Officer as provided in the HNC Trading Policy.

         1.3 POSTPONEMENT OR TERMINATION OF PERMITTED WINDOWS. If following HNC's receipt of a Notice of Resale pursuant to Section 1.2(g), HNC shall give to the Holders, a certificate (a "SECTION 1.3 CERTIFICATE") signed by the Chief Executive Officer or the Chief Financial Officer of HNC stating that, in the good faith judgment of the Board of Directors of HNC, it would be seriously detrimental to HNC and its security holders for the Permitted Window to be in effect at such time (due, for example, and without limitation, to the existence of a material development or potential material development involving HNC which HNC would be obligated to disclose in the prospectus contained in the Shelf Registration (or Subsequent Registration, as applicable), which disclosure would, in the good faith judgment of the Board of Directors of HNC, be premature or otherwise inadvisable at such time or would have a material adverse affect upon HNC and its security holders), then:

                  (a) if a Permitted Window has not yet commenced as a result of such Notice of Resale, HNC will have the right to postpone the commencement of any Permitted Window for a period of up to forty-five (45) days after HNC's receipt of such Notice of Resale from the Holder or Holders, and if HNC so postpones a Permitted Window, and the Holders withdraw their Notice of Resale, such withdrawal shall not count as a Permitted Window; and

                  (b) if a Permitted Window has already commenced as a result of such Notice of Resale, HNC will have the right to terminate such Permitted Window, in which event (i) no new Notice of Resale may be given to HNC without HNC's written consent for a period of forty-five (45) days after HNC's receipt of such Notice of Resale from the Holder or Holders, and (ii) the Holders will be granted (for each Permitted Window terminated under this Section 1.3(b)) an additional Permitted Window for that number of days that is equal to thirty (30) days minus the number of days that the terminated Permitted Window was in effect before HNC gave a Section 1.3 Certificate notifying the Holders of termination of such Permitted Window pursuant to this Section 1.3(b).

                  HNC may not exercise its rights of postponement or of termination of a Permitted Window more than an aggregate total of four (4) times during the Registration Period. All Holders shall be bound by HNC's postponement or termination of a Permitted Window.

         1.4 SHARES OTHERWISE ELIGIBLE FOR RESALE. Notwithstanding anything herein to the contrary, HNC shall not be obligated to effect or continue to keep effective any such registration,



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registration statement, qualification or compliance with respect to the
Registrable Securities held by any particular Holder:

                  (a) if HNC or its legal counsel shall have received a "no-action" letter or similar written confirmation from the SEC that all the Registrable Securities then held by such Holder may be resold by such Holder within a three (3) month period without registration under the Securities Act pursuant to the provisions of Rule 144 promulgated under the Securities Act (or successor provisions), or otherwise;

                  (b) if legal counsel to HNC shall deliver a written opinion to HNC, its transfer agent and the Holders, in form and substance reasonably acceptable to HNC, to the effect that all the Registrable Securities then held by such Holder may be resold by such Holder within a three (3) month period without registration under the Securities Act pursuant to the provisions of Rule 144 promulgated under the Securities Act, or otherwise; or

                  (c) after expiration or termination of the Registration
Period.

         1.5 EXPENSES. HNC shall pay all expenses incurred in connection with any registration effected by HNC pursuant to this Agreement (excluding brokers' discounts and commissions), including without limitation all filing, registration and qualification, printers', legal and accounting fees.

         1.6 OBLIGATIONS OF HNC. Subject to Sections 1.2, 1.3 and 1.4 above, when required to effect the registration of any Registrable Securities under the terms of this Agreement, HNC will, as expeditiously as reasonably possible:

                  (a) furnish to the Holders such number of copies of the prospectus for the Shelf Registration (or Subsequent Registration, as applicable), including a preliminary prospectus (and amendments or supplements thereto), in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

                  (b) use its diligent efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holders; provided that HNC will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction unless HNC is already so qualified or subject to service of process, respectively, in such jurisdiction; and

                  (c) promptly notify each Holder of Registrable Securities covered by such registration statement, at any time during a Permitted Window when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event known to HNC's Chief Executive Officer as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a



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material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Holders shall hold all such information in strict confidence until it is made publicly available;

                  (d) cause all such Registrable Securities to be listed on each securities exchange or National Association of Securities Dealers, Inc. Automated Quotation System on which HNC's Common Stock is then listed;

                  (e) for so long as the Shelf Registration (or Subsequent Registration, as applicable) remains effective, promptly prepare, file and furnish to the Holders a reasonable number of copies of any supplement to or an amendment of such prospectus prepared by HNC and filed with the SEC as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not, during any Permitted Window, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (f) notify the Holders promptly after HNC shall receive notice thereof, of the date and time on which the Shelf Registration (or Subsequent Registration, as applicable) and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Shelf Registration (or Subsequent Registration, as applicable) has been filed;

                  (g) notify the Holders promptly of any request by the SEC for the amending or supplementing of the Shelf Registration (or Subsequent Registration, as applicable) or the prospectus contained therein or for any material additional information; and

                  (h) advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Shelf Registration (or Subsequent Registration, as applicable) or the initiation or threatening of any proceeding for that purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

         1.7 FURNISH INFORMATION. It shall be a condition precedent to the obligations of HNC to take any action pursuant to this Agreement that the selling Holders will furnish to HNC such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition and plan of distribution of such Registrable Securities as shall be required to timely effect the registration of their Registrable Securities.

         1.8 DELAY OF REGISTRATION. No Holder will have any right to obtain or seek an injunction restraining or otherwise delaying any registration that is the subject of this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.



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         1.9      INDEMNIFICATION.

                  (a) By HNC. To the extent permitted by law, HNC will indemnify, defend and hold harmless each Holder against any losses, claims, damages, or liabilities (joint or several) to which such Holder may become subject under the Securities Act, the Exchange Act or other U.S. federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "VIOLATION"):

                           (i) any untrue statement or alleged untrue statement
of a material fact contained in a registration statement filed by HNC pursuant to this Agreement pursuant to which Registrable Securities are sold, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                           (ii) the omission or alleged omission to state in
such registration statement, preliminary prospectus or final prospectus or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                           (iii) any violation or alleged violation by HNC of
the Securities Act, the Exchange Act, any U.S. federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any U.S. federal or state securities law in connection with the offering of Registrable Securities covered by such registration statement;

provided however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of HNC (which consent shall not be unreasonably withheld), nor shall HNC be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder.

                  (b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless HNC, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls HNC within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement, against any losses, claims, damages or liabilities (joint or several) to which HNC or any such director, officer, controlling person, underwriter or other such Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will indemnify and reimburse HNC or any such director, officer, controlling person, underwriter or other Holder for any



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reasonable attorneys' fees and other expenses reasonably incurred by HNC or any such director, officer, controlling person, underwriter or other Holder in connection with investigating or defending any such loss, claim, damage, liability or action, as incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying Holder, which consent shall not be unreasonably withheld; and provided further that the total amounts payable in indemnity by a Holder under this subsection 1.9(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                  (c) Notice. Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action) against such indemnified party, such indemnified party will, if a claim for indemnification or contribution in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and, if the indemnifying party is HNC, HNC shall have the right and obligation to control the defense of such action, and if HNC fails to defend such action it shall indemnify and reimburse the Selling Holders for any reasonable attorneys' fees and other expenses reasonably incurred by them in connection with investigating or defending such action; provided, however, that: (i) HNC shall also have the right, at its option, to assume and control the defense of any action with respect to which HNC or any person entitled to be indemnified by the Selling Holders under Section 1.9(b) is entitled to indemnification from the Selling Holders; (ii) the indemnified party or parties shall have the right to participate at its own expense in the defense of such action and (but only to the extent agreed in writing with HNC and any other indemnifying party similarly noticed) to assume the defense thereof with counsel mutually satisfactory to the parties; and (iii) an indemnified party shall have the right to retain its own counsel, with the fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to an actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure of an indemnified party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                  (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of HNC and the Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended or supplemented prospectus on file with the SEC and effective at the time the sale of Registrable Securities under such registration statement occurs (the "AMENDED PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Amended

Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage in the action giving rise to indemnity claims under this Section 1.9, at or prior to the time such action is required by the Securities Act.

                  (e) Survival. The obligations of HNC and Holders under this
Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement pursuant to this Agreement, and otherwise.

         1.10 DURATION AND TERMINATION OF HNC'S OBLIGATIONS. HNC will have no obligations pursuant to Section 1.2 of this Agreement with respect to any Notice of Resale or other request or requests for registration (or inclusion in a registration) made by any Holder or to maintain or continue to keep effective any registration or registration statement pursuant hereto: (a) after the expiration or termination of the Registration Period; (b) if HNC has already effected Permitted Windows pursuant to this Agreement for an aggregate period of ninety (90) days; (c) with respect to a particular Holder if, in the opinion of counsel to HNC, all such Registrable Securities proposed to be sold by such Holder may be sold in a three (3) month period without registration under the Securities Act pursuant to Rule 144 promulgated under the Securities Act or otherwise; or (d) if all Registrable Securities have been registered and sold pursuant to a registration effected pursuant to this Agreement and/or have been transferred in transactions in which registration rights hereunder have not been assigned in accordance with this Agreement.

         1.11 ACKNOWLEDGMENT OF OTHER AGREEMENTS. The Holders acknowledge that certain security holders hold "piggyback registration rights" that may allow them to participate in a registration effected pursuant to this Agreement. If after the date of this Agreement and prior to expiration of the Registration Period, HNC enters into an agreement pursuant to which HNC grants registration rights to a third party or parties that may be exercised during the Registration Period, then, within thirty (30) days after it enters into such agreement, HNC will notify the Holders of the grant of such registration rights and their general terms.

2.       ASSIGNMENT

         Notwithstanding anything herein to the contrary, the rights of a Holder under this Agreement may be assigned only with HNC's express prior written consent, which may be withheld in HNC's sole discretion and only to a person who executes and delivers to HNC a writing reasonably satisfactory in form and substance to HNC in which such person agrees to be bound by all the obligations of the Holders under this Agreement; provided, however, that the rights of a Holder under this Agreement may be assigned without HNC's express prior written consent: (a) to a Permitted Assignee (as defined below); or (b) (if applicable) by will or by the laws of intestacy, descent or distribution, provided that, in each case, the assignee executes and delivers to HNC a writing reasonably satisfactory in form and substance to HNC in which such assignee agrees to be bound by all the obligations of the Holders under this Agreement. Any attempt to assign any rights of a Holder under this Agreement without HNC's express prior written consent in a situation in which such consent is required by this Section shall be null and void and without effect. Subject to the foregoing restrictions, all rights, covenants and agreements in this Agreement by or on behalf of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto. Each of the following parties are "PERMITTED ASSIGNEES" for purposes of this Section 2: (a) a trust whose beneficiaries consist solely of a Holder and such Holder's immediate family; (b) the personal representative (such as an executor of a Holder's will), custodian or conservator of a Holder, in the case of the death, bankruptcy or adjudication of incompetency of that Holder; or
(c) immediate family members of a Holder.

3.       GENERAL PROVISIONS

         3.1 NOTICES. Unless otherwise provided herein, all notices, instructions and other communications required or permitted to be given hereunder or necessary or convenient in connection herewith must be in writing and shall be deemed to have been given (a) when personally served or when delivered by facsimile (to the facsimile number of the person to whom the notice is given), (b) the first business day following the date of deposit with a nationally recognized overnight courier service or (c) on the earlier of actual receipt or the third (3rd) business day following the date on which the notice is deposited in the United States mail, via first class certified or registered mail, postage prepaid, addressed as follows:

                  (i) if to HNC, at 5935 Cornerstone Court West, San Diego, California 92121, Attention: President; Fax Number: (619) 799-1501; and

                  (ii) if to a Holder, at such Holder's respective address or fax number as set forth on Exhibit A hereto.

                  Any party hereto (and such party's permitted assigns) may by notice so given change its address and fax number for future notices hereunder.

         3.2 ENTIRE AGREEMENT. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

         3.3 AMENDMENT OF RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of HNC and Holders who have executed this Agreement and own a majority of all the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 3.3 shall be binding upon each Holder, each permitted successor or assignee of each Holder and HNC.

         3.4 GOVERNING LAW. This Agreement will be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

         3.5 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) will be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and will be enforceable in accordance with its terms.

         3.6 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

         3.7 CAPTIONS. The headings and captions to sections of this Agreement have been inserted for identification and reference purposes only and will not be used to construe or interpret this Agreement.

         3.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         3.9 EFFECTIVENESS OF AGREEMENT. Regardless of when signed, this Agreement will not become effective or binding unless and until the Effective Time of the Merger.

         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

HNC SOFTWARE INC.                            SECURITY HOLDERS

BY: /S/ Kenneth J. Saunders                  NAME:   *
    -------------------------------                -----------------------------

NAME: Kenneth J. Saunders                    BY:
      -----------------------------              -------------------------------

TITLE: Chief Financial Officer               TITLE: __________________________
       ----------------------------


                                              * The following CASA stockholders:

                                                        Stephen V. Coggeshall
                                                        John R. Davies
                                                        Camilo C. Gomez
                                                        Roger Jones
                                                        Jerry and Vardina Wind
                                                        Robert F. Stellingwerf
                                                        Colin Crook
                                                        C. Wade Tambor
                                                        PS Capital, LLC
                                                        Guowei Wu
                                                        Jose Hernandez
                                                        Leann Griesinger
                                                        Csilla and Eric Tambor
                                                        Mary and Patrick Tambor
                                                        Marvin Alme
                                                        June Durnall
                                                        Xiaozhong Li
                                                        Kevin Rygg
                                                        Shanji Xiong




                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]



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